Board of Director Resolution

All Grade Mining, Inc.
f.k.a. Hybred International, Inc.

Held on: Friday, 30 March 2012

Effective Date: 30 March 2012
WHEREAS, All Grade Mining, Inc., f.k.a. Hybred International, Inc., a corporation organized under, and in good standing with, the laws of the State of Colorado, bearing a CIK of 0000823544 (“HYII”) and having its executive offices in Hackensack, New Jersey;

Whereas, Mr. Jerome Rosenberg, CPA who has been our public auditor has organically grown into our organization and is generally considered a key element of our future success, is being hired in the capacity of Chief Financial Officer;

WHEREAS, the departure of Jerome Rosenberg, CPA as our independent auditor leaves us requiring a new independent auditor, and upon advice and recommendation we are selecting Marcum, LLP.

NOW WHEREFORE, BE IT RESOLVED:

RESOLVED, that Mr. Jerome Rosenberg, CPA be appointed Chief Financial Officer upon such terms that are mutually agreeable;

RESOLVED, that Marcum LLP be appointed as our new independent auditor.

Dated: as of the Effective Date

The undersigned executive officer hereby attests that the Board of Directors has unanimously voted Resolved of the foregoing resolutions.

_____________________________             ________________________
By: Gary Kouletas, CEO                                          By: Paul Sitzer